Revolving Line of Credit
Promissory Note

US$100,000.00                                                                                                                     August 4, 2011

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation, a Nevada corporation, (the “Maker”), promises to pay to Verle Hammond, an individual (the “Payee”), at such place as the Payee may later designate in writing, in lawful money of the United States, the principal sum of up to one hundred thousand United States dollars ($100,000.00) in accordance with this promissory note (the “Note”) under the terms set forth herein.

1. Multiple Advances/Open-End Credit

             The principle sum shown above is the maximum amount of principle that can be borrowed under this Note. Future principle advances are contemplated. The Maker may borrow up to the maximum amount of principle more than one time and repay until the maturity date. Payee must approve all borrowings under this Note and has no obligation to fund any future advances.

2.  Rate of Interest

Each advance due under this Note shall bear an interest rate of a flat amount of 10% of the principle outstanding.

3.  Repayment

Each advance under this Note shall have a due date of up to 30 days.

Any unpaid Principal and interest due under this Note shall be payable at the maturity date of December 31, 2011.

The maturity date of the Note can be extended with the approval of all parties.

4. Late Charge

            In the event that any payment or part thereof due under this Note shall become overdue for a period in excess of five (5) days, Maker shall pay to Payee a late charge of five percent (5%) of the amount of such payment.

5.  Events of Default

The following shall constitute Events of Default hereunder:

(a)           If Maker defaults in the payment of any amount due on this Note when due and payable hereunder and such default shall continue for a period of five (5) days; and

(b)           If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

6.  Remedies

(a)          Upon the happening of an Event of Default, Payee may, in Payee's sole and absolute discretion and without notice or demand to Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)          If an Event of Default shall occur, the Maker shall pay the Payee, on demand by the Payee, all reasonable costs and expenses incurred by the Payee in connection with the collection and enforcement of this Note, including reasonable attorneys' fees and including additional interest calculated at a 15% per annum interest rate.

 7.  Miscellaneous

(a)          This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, but not with respect to the law of conflicts.

(b)          This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Payee and Payee's successors and assigns; and each reference herein to Maker or to Payee shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns.  Notwithstanding the foregoing, Maker shall not have any right to assign his obligations hereunder without Payee's prior written consent.

(c)          Any failure by Payee to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)          None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Payee.

            (e)          This note shall govern the following past advances made under verbal agreements which are outstanding as of the date of this note: 4/21/11 $15,000; 4/25/11 $25,000; and 5/5/11 $25,000

IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written.

Innolog Holdings Corporation

By:
William P. Danielczyk
Executive Chairman